UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2014 (August 6, 2014)

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)
312-222-9100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 6, 2014, Tribune Publishing Company (the “Company”) determined that the annual base salary of John B. Bode, the Company’s Executive Vice President and Chief Financial Officer, should be increased to $550,000 effective as of August 17, 2014. Such increase in base salary also will result in a proportionate increase in his target bonus and potential severance under his employment agreement.
The foregoing description of certain provisions of the employment agreement for Mr. Bode does not purport to be complete and is qualified in its entirety by the text of his employment agreement dated September 11, 2013, as amended by the amendment dated June 12, 2014. His employment agreement is filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form 10 filed April 11, 2014, and the amendment is filed as Exhibit 10.10 to Amendment No. 4 to the Company’s Registration Statement on Form 10 filed July 9, 2014, and the employment agreement and the amendment are incorporated by reference herein.
Item 8.01. Other Events
On August 11, 2014, Tribune Publishing Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statement and Exhibits.

Exhibit	Description

99.1	Press release dated August 11, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: August 11, 2014	By: /s/ Julie K. Xanders
Name:        Julie K. Xanders
Title:    Executive Vice President and General Counsel